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                                                                     Exhibit 5.1

                                FORM OF OPINION



                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ
                               51 WEST 52 STREET
                           NEW YORK, NEW YORK 10019]

                                June [ ], 2001

FMC Technologies, Inc.
200 East Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

          In connection with the registration of 12,707,500 shares of common stock, par value $.01 per share (the "Shares"), of FMC Technologies, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on February 20, 2001 (File No. 333-55920), as amended by Amendment No. 1 filed with the Commission on April 4, 2001, Amendment No. 2 filed with the Commission on May 4, 2001, Amendment No. 3 filed with the Commission on May 21, 2001 and Amendment No. 4 filed with the Commission on June 4, 2001 (as it may be further amended, the "Registration Statement"), you have requested our opinion with respect to the following matters.

          In connection with the delivery of this opinion, we have examined originals or copies of a form of the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") and a form of the Amended and Restated By-Laws of the Company (the "Restated By-laws") as set forth in exhibits to the Registration Statement, the Registration Statement, certain resolutions adopted or to be adopted by the Board of Directors, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such
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FMC Technologies, Inc.
June [_], 2001
Page 2

latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals. We have also assumed that the Restated Certificate will be duly filed with and accepted by the Secretary of State of the State of Delaware and that the Restated By-laws will be duly adopted and approved pursuant to Delaware General Corporation Law, each in the form reviewed by us prior to the issuance of the Shares registered under the Registration Statement.

          Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

          We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

          We consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,